Exhibit 99.1

Supplemental Information from the Preliminary Offering Memorandum dated December 3, 2015

RISK FACTORS

Demand for and pricing of our products and services is subject to economic conditions and other factors, which have had and, in the future, could have a material adverse effect on our business and results of operations.

The automotive retail industry, and especially new vehicle unit sales, is influenced by general economic conditions, particularly consumer confidence, the level of personal discretionary spending, interest rates, fuel prices, unemployment rates and credit availability. During economic downturns, such as the recession experienced in 2008 and much of 2009, retail new vehicle sales typically experience periods of decline characterized by oversupply and weak demand. In addition, periods of economic uncertainty, as well as volatility in consumer preference around fuel-efficient vehicles in response to volatile fuel prices, and concern about manufacturer viability, may adversely impact future consumer spending and result in a difficult business environment. Any tightening of the credit markets and credit conditions may decrease the availability of automotive loans and leases and adversely impact our new and used vehicle sales and margins. In particular, if sub-prime finance companies apply higher credit standards or if there is another decline in the overall availability of credit in the sub-prime lending market, the ability of consumers to purchase vehicles could be limited, which could have a material adverse effect on our business and results of operations.

Volatile fuel prices may also continue to affect consumer preferences in connection with the purchase of our vehicles. Rising fuel prices may make consumers less likely to purchase larger, more expensive vehicles, such as sports utility vehicles or luxury automobiles and more likely to purchase smaller, less expensive and more fuel efficient vehicles. Sudden changes in customer preferences make maintenance of an optimal mix of large and small vehicle inventory a challenge. Further increases or sharp declines in fuel prices could have a material adverse effect on our business and results of operations.

In addition, local economic, competitive and other conditions affect the performance of our dealerships. Our results of operations depend substantially on general economic conditions and spending habits in those regions of the U.S. where we maintain most of our operations. Since a large concentration of our new vehicle sales are in the states of Texas and Oklahoma (57% for the three months ended September 30, 2015) which are dependent upon a vibrant oil and gas economy, the decline in commodity prices could have an adverse effect on our business and results of operations in those regions.

We are subject to a concentration of risk in the event of financial distress, merger, sale or bankruptcy, including potential liquidation, of, or other adverse economic impacts on, certain major vehicle manufacturers.

Toyota, Nissan, Honda, Ford, BMW, Volkswagen, Hyundai, Daimler, Chrysler and General Motors dealerships represented approximately 96.7% of our total new vehicle retail units sold in 2014. In particular, sales of Toyota/Scion/Lexus new vehicles represented 26.7% of our new vehicle unit sales in 2014. The success of our dealerships is dependent on vehicle manufacturers in several key respects. First, we rely exclusively on the various vehicle manufacturers for our new vehicle inventory. Our ability to sell new vehicles is dependent on a vehicle manufacturer’s ability to produce and allocate to our dealerships an attractive, high quality, and desirable product mix at the right time in order to satisfy customer demand. Second, manufacturers generally support their franchisees by providing direct financial assistance in various areas, including, among others, incentives, floorplan assistance and advertising assistance. A discontinuation or change in our manufacturers’ warranty and incentive programs could adversely affect our business. Third, manufacturers provide product warranties and, in some cases, service contracts to customers. Our dealerships perform warranty and service contract work for vehicles under manufacturer product warranties and service contracts and bill the manufacturer directly as opposed to invoicing the customer. In addition, we rely on manufacturers to varying extents for original equipment manufactured replacement parts, training, product brochures and point of sale materials, and other items for our dealerships.

Vehicle manufacturers may be adversely impacted by economic downturns or recessions, significant declines in the sales of their new vehicles, increases in interest rates, adverse fluctuations in currency exchange rates, declines in their credit ratings, reductions in access to capital or credit, labor strikes or similar disruptions (including within their major suppliers), supply shortages, or rising raw material costs, rising employee benefit costs, adverse publicity that may reduce consumer demand for their products (including due to bankruptcy), product defects, vehicle recall campaigns, litigation, poor product mix or unappealing vehicle design, governmental laws and regulations, natural disasters, or other adverse events. These and other risks could materially adversely affect any manufacturer and impact its ability to profitably design, market, produce or distribute new vehicles, which in turn could have a material adverse effect on our business, results of operations and financial condition.

We are dependent on our relationships with manufacturers and if we are unable to enter into new franchise agreements in connection with dealership acquisitions or maintain or renew our existing franchise agreements on favorable terms, our operations may be significantly impaired.

We are dependent on our relationships with manufacturers, which exercise a great degree of influence over our operations through the franchise agreements. For example, delays in obtaining, or failing to obtain, manufacturer approvals for dealership acquisitions could adversely affect our acquisition program. In determining whether to approve an acquisition, manufacturers may consider many factors, including the moral character and business experience of the dealership principals and the financial condition, ownership structure, CSI scores (described below), sales efficiency, and other performance measures of our other dealerships. Also, our manufacturers attempt to measure customers’ satisfaction with automobile dealerships through systems generally known as CSI, which may be modified or replaced at the manufacturer’s discretion. Manufacturers may use these performance indicators, as well as sales performance numbers, as conditions for certain payments and as factors in evaluating applications for additional acquisitions. In unusual cases where performance indicators, such as the ones described above, are not met to the satisfaction of the manufacturer, certain manufacturers may either limit our ability to acquire additional dealerships or require the disposal of existing dealerships or both. From time to time, we have not met all of the manufacturers’ requirements to make acquisitions and have received requests to dispose of certain of our dealerships. In the event one or more of our manufacturers sought to prohibit future acquisitions, or imposed requirements to dispose of one or more of our dealerships, our acquisition and growth strategy could be adversely affected.

A manufacturer may also limit the number of its dealerships that we may own or the number that we may own in a particular geographic area. For example, in the U.S. we may acquire only six primary Lexus dealerships or six outlets nationally. As of December 31, 2014, we owned three primary Lexus dealerships. Also, under the manufacturer’s interpretation of existing guidelines, as of December 31, 2014, we owned the maximum number of Toyota dealerships permitted in the Gulf States region, which is comprised of Texas, Oklahoma, Louisiana, Mississippi and Arkansas, and in the Boston region, which is comprised of Maine, Massachusetts, New Hampshire, Rhode Island, and Vermont.

In addition, each of our franchise agreements may be terminated or not renewed by the manufacturer for a variety of reasons, including any unapproved changes of ownership or management, sales and customer satisfaction performance deficiencies and other material breaches of the franchise agreements. Manufacturers may also have a right of first refusal if we seek to sell dealerships. We cannot guarantee all of our franchise agreements will be renewed or that the terms of the renewals will be as favorable to us as our current agreements. In addition, we cannot guarantee that our manufacturers will not attempt to terminate our franchise agreements if they perceive that performance deficiencies exist. If such an instance occurs, although we are generally protected by automotive dealership franchise laws requiring “good cause” be shown for such termination, we cannot guarantee that the termination of the franchise will not be successful. Actions taken by manufacturers to exploit their bargaining position in negotiating the terms of renewals of franchise agreements could also have a material adverse effect on our results of operations. Further, the terms of certain of our real estate related indebtedness require the repayment of all amounts outstanding in the event that the associated franchise is terminated. Our results of operations may be materially and adversely affected to the extent that our franchise rights become compromised or our operations restricted due to the terms of our franchise agreements or if we lose substantial franchises.

Finally, our franchise agreements do not give us the exclusive right to sell a manufacturer’s product within a given geographic area. Subject to state laws that are generally designed to protect dealers, a manufacturer may grant another dealer a franchise to start a new dealership near one of our locations, or an existing dealership may move its dealership to a location that would more directly compete against us. The location of new dealerships near our existing dealerships could have a material and adverse effect on our operations and reduce the profitability of our existing dealerships.

Our ability to acquire new dealerships and successfully integrate those dealerships into our business could adversely affect the growth of our revenues and earnings.

Growth in our revenues and earnings partially depends on our ability to acquire new dealerships and successfully integrate those dealerships into our existing operations. We cannot guarantee that we will be able to identify and acquire dealerships in the future. In addition, we cannot guarantee that any acquisitions will be successful or on terms and conditions consistent with past acquisitions. Restrictions by our manufacturers, as well as covenants contained in our debt instruments, may directly or indirectly limit our ability to acquire additional dealerships. In addition, increased competition for acquisitions may develop, which could result in fewer acquisition opportunities available to us and/or higher acquisition prices. And, some of our competitors may have greater financial resources than us.

We will continue to need substantial capital in order to acquire additional automobile dealerships. We currently intend to finance future acquisitions by using cash generated from operations, borrowings under our acquisition lines, proceeds from debt and/or equity offerings and/or issuing shares of our common stock as partial consideration for acquired dealerships. If potential acquisition candidates are unwilling to accept our common stock, we will rely solely on available cash or proceeds from debt or equity financings, which could adversely affect our acquisition program. Access to funding through the debt or equity capital markets could become challenging in the future. Also, in the future, the cost of obtaining money from the credit markets could increase if lenders and institutional investors increase interest rates, enact tighter lending standards, refuse to refinance existing debt at maturity on terms similar to current debt or at all, and reduce or, in some cases, cease to provide funding to borrowers. Accordingly, our ability to complete acquisitions could be adversely affected if the price of our common stock is depressed or if our access to capital is limited.

In addition, managing and integrating additional dealerships into our existing mix of dealerships may result in substantial costs, diversion of our management’s attention, delays, or other operational or financial problems. Acquisitions involve a number of special risks, including, among other things:

•	incurring significantly higher capital expenditures and operating expenses;

•	failing to integrate the operations and personnel of the acquired dealerships;

•	entering new markets with which we are not familiar;

•	incurring undiscovered liabilities at acquired dealerships, in the case of stock acquisitions;

•	disrupting our ongoing business;

•	failing to retain key personnel of the acquired dealerships;

•	impairing relationships with employees, manufacturers and customers; and

•	incorrectly valuing acquired entities.

These risks could have a material adverse effect on our business, results of operations and financial condition. Although we conduct what we believe to be a prudent level of investigation regarding the operating condition of the businesses we purchase, in light of the circumstances of each transaction, an unavoidable level of risk remains regarding the actual operating condition of these businesses.

We are subject to substantial regulations, which may adversely affect our business and results of operations.

A number of state and federal laws and regulations applicable to automotive companies affect our business. We are also subject to laws and regulations relating to business corporations generally. Any failure to comply with these laws and regulations may result in the assessment of administrative, civil, or criminal penalties, the imposition of investigatory, remedial obligations or the issuance of injunctions limiting or prohibiting our operations. In every jurisdiction in which we operate, we must obtain various licenses in order to operate our businesses, including dealer, sales, finance and insurance-related licenses issued by government authorities. These laws also regulate our conduct of business, including our advertising, operating, financing, employment and sales practices. Other laws and regulations include U.S. state franchise laws and regulations, anti-trust laws and other extensive laws and regulations applicable to new and used motor vehicle dealers, as well as U.S. federal and state wage-hour, anti-discrimination and other employment practices laws. Furthermore, some states have initiated consumer “bill of rights” statutes which involve increases in our costs associated with the sale of vehicles, or decreases in some of our profit centers.

Our financing activities with customers are subject to federal truth-in-lending, consumer leasing and equal credit opportunity laws and regulations, as well as state and local motor vehicle finance laws, installment finance laws, insurance laws, usury laws and other installment sales laws and regulations. Some states regulate finance fees and charges that may be paid as a result of vehicle sales. Claims arising out of actual or alleged violations of law may be asserted against us or our dealerships by individuals or governmental entities and may expose us to significant damages or other penalties, including revocation or suspension of our licenses to conduct dealership operations and fines.

Our operations are also subject to the National Traffic and Motor Vehicle Safety Act, the Magnusson-Moss Warranty Act, Federal Motor Vehicle Safety Standards promulgated by the United States Department of Transportation and various state motor vehicle regulatory agencies. The imported automobiles we purchase are subject to U.S. customs duties and, in the ordinary course of our business, we may, from time to time, be subject to claims for duties, penalties, liquidated damages, or other charges.

Our operations are subject to consumer protection laws known as Lemon Laws. These laws typically require a manufacturer or dealer to replace a new vehicle or accept it for a full refund within one year after initial purchase if the vehicle does not conform to the manufacturer’s express warranties and the dealer or manufacturer, after a reasonable number of attempts, is unable to correct or repair the defect. Federal laws require various written disclosures to be provided on new vehicles, including mileage and pricing information.

In July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act was signed into law (the “Dodd-Frank Act”) and established the Consumer Financial Protection Bureau (the “CFPB”) with broad regulatory powers. Although automotive dealers are generally excluded from the CFPB’s regulatory authority, we are required to comply with regulations applicable to privacy notices, and the CFPB has announced its intention to regulate automotive financing activities through its regulation of automotive finance companies and other financial institutions that service the automotive industry. The CFPB has issued regulatory guidance instructing financial institutions to monitor dealer loans for potential discrimination resulting from the system used to compensate dealers for assisting in the customer financing transaction. The CFPB has instructed lenders that, if discrimination is found, the lender would be required to change dealer compensation practices. If this initiative substantially restricts our ability to generate revenue from arranging financing for our customers for the purchase of vehicles, the result could have an adverse effect on our business and results of operations.

In addition, the Dodd-Frank Act established federal oversight and regulation of derivative markets and entities, such as us, that participate in those markets. The Dodd-Frank Act requires the CFTC and the SEC to promulgate rules and regulations implementing the Dodd-Frank Act. Although the CFTC has finalized certain regulations, others remain to be finalized or implemented and it is not possible at this time to predict when this will be accomplished.

Pursuant to the Dodd-Frank Act, the CFTC has designated certain interest rate swaps and credit default swaps for mandatory clearing and exchange trading. To the extent we engage in such transactions that are or become subject to such rules in the future, we will be required to comply or to take steps to qualify for an exemption to such requirements. In addition, the Dodd-Frank Act requires that regulators establish margin rules for uncleared swaps. Although we believe that we qualify for the end-user exceptions to the mandatory clearing and margin requirements with respect to swaps entered to hedge our commercial risks, the application of such requirements to other market participants, such as swap dealers, may change the cost and availability of the swaps that we use for hedging.

The Patient Protection and Affordable Care Act, signed into law on March 23, 2010, will increase our annual employee health care costs that we fund. We cannot predict the extent of the effect that this statute, or any future state or federal healthcare legislation or regulation, will have on us. However, an expansion in government’s role in the U.S. healthcare industry could result in significant long-term costs to us, which could in turn adversely affect our business, results of operations and financial condition.

Possible penalties for violation of any of these laws or regulations include revocation or suspension of our licenses and/or civil or criminal fines and penalties. In addition, many laws may give customers a private cause of action. Violation of these laws, the cost of compliance with these laws, or changes in these laws could have a material adverse effect on our business and results of operations.

Our operations are subject to environmental laws and regulations that may expose us to significant costs and liabilities.

In the course of our operations, we generate, handle, store and recycle or dispose of various used products and wastes. These business activities are subject to stringent federal, regional, state and local laws and regulations governing the release of materials into the environment or otherwise relating to environmental protection. These laws and regulations may impose numerous obligations upon our operations including the acquisition of permits to conduct regulated activities, the imposition of restrictions on where or how to manage or dispose of used products and wastes, the incurrence of capital expenditures to limit or prevent releases of such material, and the imposition of substantial liabilities for pollution resulting from our operations. Failure to comply with these laws, regulations, and permits may result in the assessment of administrative, civil, and criminal penalties, the imposition of investigatory remedial and corrective action obligations, and the issuance of injunctions limiting or preventing some or all of our operations.

There is a risk of incurring significant environmental costs and liabilities in the operations of our automotive dealerships due to our handling of regulated used products and wastes, because of releases arising in the course of our operations, especially from storage tanks and in-ground lifts, and due to contamination arising from historical operations and waste disposal practices, including by predecessor operators or owners over whom we had no control or supervision. We could be subject to joint and several, strict liability for the removal or remediation of previously released materials or property contamination regardless of whether we were responsible for the release or contamination or if the operations were in compliance with all applicable laws at the time those actions were taken.

The trend in environmental regulation is to place more restrictions and limitations on activities that may affect the environment, and thus any changes in environmental laws and regulations that result in more stringent and costly pollution control equipment or waste containment, management or disposal requirements could have a material adverse effect on our business, results of operation and financial condition. For instance, vehicle manufacturers are currently subject to federally mandated corporate average fuel economy standards, which require most manufacturers to modify their engines to achieve a fleet-wide average fuel efficiency equivalent of 35.5 miles per gallon by model year 2017 and to achieve a fuel efficiency equivalent of 54.5 miles per gallon by 2025. These increased fuel efficiency requirements are expected to increase the cost of new vehicles over time, which could potentially result in a reduction in new vehicle sales. Also, based on determinations made by the EPA that emissions of greenhouse gases present an endangerment to public health and the environment because emissions of such gases are, according to the EPA, contributing to warming of the Earth’s atmosphere and other climatic changes, the EPA has adopted regulations under the federal Clean Air Act requiring the reporting of greenhouse gas emissions from specified sources on an annual basis, as well as regulating emissions of greenhouse gases from mobile sources and certain major stationary sources. In addition, Congress and numerous states have from time to time considered and — in the case of some states, adopted — legislation to restrict greenhouse gases. These laws generally take the form of cap and trade programs, requiring large sources of greenhouse gas emissions to purchase allowances or take steps to reduce emissions to comply with the cap. The adoption of any laws or regulations requiring significant increases in fuel economy requirements or new federal or state restrictions on emissions of greenhouse gases from our operations or on vehicles and automotive fuels in the United States could adversely affect prices of and demand for the vehicles we sell which could adversely affect our revenues and earnings. Please see “Item 1. Business — Governmental Regulations — Environmental and Occupational Health and Safety Laws and Regulations” in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference herein (the “2014 Form 10-K”), for more information.

If we lose key personnel or are unable to attract additional qualified personnel, our business could be adversely affected because we rely on the industry knowledge and relationships of our key personnel.

We believe our success depends to a significant extent upon the efforts and abilities of our executive officers, senior management and key employees, including our regional vice presidents. The unexpected or unanticipated loss of the services of one or more members of our senior management team could have an adverse effect on our business and impair the efficiency and productivity of our operations. We do not have key man insurance for any of our executive officers or key personnel. In addition, the market for qualified employees in the industry and in the regions in which we operate, particularly for general managers and sales and service personnel, is highly competitive and may subject us to increased labor costs during periods of low unemployment. We do not have employment agreements with most of our dealership general managers and other key dealership personnel. Accordingly, the loss of any of our key employees or the failure to attract qualified managers could have an adverse effect on our business and may impact the ability of our dealerships to conduct their operations in accordance with our national standards.

Substantial competition in automotive sales and services may materially and adversely affect our results of operations due to our need to lower prices to sustain sales.

The automotive retail industry is highly competitive. Depending on the geographic market, we compete with:

•	franchised automotive dealerships in our markets that sell the same or similar makes of new and used vehicles that we offer, occasionally at lower prices than we do;

•	other national or regional affiliated groups of franchised dealerships and/or of used vehicle dealerships;

•	private market buyers and sellers of used vehicles;

•	internet-based vehicle brokers that sell vehicles obtained from franchised dealers directly to consumers;

•	auto parts retailers;

•	local, regional and national collision centers;

•	service center chain stores; and

•	independent service and repair shops.

We do not have any cost advantage in purchasing new vehicles from vehicle manufacturers and typically rely on advertising, merchandising, sales expertise, service reputation and dealership location in order to sell new vehicles. Our franchise agreements do not grant us the exclusive right to sell a manufacturer’s product within a given geographic area. If competing dealerships expand their market share or are awarded additional franchises by manufacturers that supply our dealerships, it could have a material and adverse effect on our business and results of operations.

In addition to competition for vehicle sales, our dealerships compete with franchised dealerships to perform warranty repairs and with other automotive dealers, franchised and independent service center chains and independent garages for non-warranty repair and routine maintenance business. Our parts operations compete with other automotive dealers, service stores and auto parts retailers. We believe the principal competitive factors in the parts and service business are the quality of customer service, the use of factory-approved replacement parts, familiarity with a manufacturer’s brands and models, convenience, access to technology required for certain repairs and services, location, price, the competence of technicians and the availability of training programs to enhance such expertise. A number of regional or national chains offer selected parts and services at prices that may be lower than our dealerships’ prices. We also compete with a broad range of financial institutions in arranging financing for our customers’ vehicle purchases.

The internet has also become a significant part of the advertising and sales process in our industry. Customers are using the internet as part of the sales process to compare pricing for cars and related finance and insurance services, which may reduce gross profit margins for new and used cars and profits for related finance and insurance services. Some websites offer vehicles for sale over the internet without the benefit of having a dealership franchise, although they must currently source their vehicles from a franchised dealer. If internet new vehicle sales are allowed to be conducted without the involvement of franchised dealers, or if dealerships are able to effectively use the internet to sell outside of their markets, our business could be materially adversely affected. Our business would also be materially adversely affected to the extent that internet companies acquire dealerships or align themselves with our competitors’ dealerships.

Please see “Item 1. Business — Competition” in our 2014 Form 10-K for more discussion of competition in our industry.

A data security breach with regard to personally identifiable information (“PII”) about our customers or employees could negatively affect operations and result in high costs.

The protection of customer, employee, and our data is critical to our business. The regulatory environment surrounding information security and privacy is increasingly demanding, with the frequent imposition of new and constantly changing requirements across business units. In addition, customers have a high expectation that we will adequately protect their PII from cyber-attack or other security breaches. A significant breach of customer, employee, or our data could attract a substantial amount of media attention, damage our customer relationships and reputation and result in lost sales, fines, or lawsuits.

In the ordinary course of business, we and our business affiliates receive significant PII about our customers in order to complete the sale or service of a vehicle and related products. We also receive PII from our employees. Numerous state and federal regulations, as well as payment card industry and other vendor standards, govern the collection and maintenance of PII from consumers and other individuals. Although many companies across many industries are affected by malicious efforts to obtain access to PII, news reports suggest that the automotive dealership industry is a particular target of identity thieves. Moreover, there are numerous opportunities for a data security breach, including cyber-security breaches, burglary, lost or misplaced data, scams, or misappropriation of data by employees, vendors or unaffiliated third parties. Despite the security measures we have in place and any additional measures we may implement or adopt in the future, our facilities and systems, and those of our third-party service providers, could be vulnerable to security breaches, computer viruses, lost or misplaced data, programming errors, scams, burglary, human errors, acts of vandalism, or other events. Alleged or actual data security breaches can increase costs of doing business, negatively affect customer satisfaction and loyalty, expose us to negative publicity, individual claims or consumer class actions, administrative, civil or criminal investigations or actions, and infringe on proprietary information, any of which could have a material adverse effect on our business, results of operations or financial condition.

Our business is sensitive to manufacturer recalls, and the effects such recalls have on the reputation of our manufacturers.

Our business is highly dependent on consumer demand and brand preferences of our manufacturers products. Manufacturer recall campaigns are a common occurrence that have recently accelerated in frequency and scope over the last several years. Manufacturer recall campaigns could adversely affect our new and used vehicle sales or customer residual trade-in valuations, could cause us to temporarily remove vehicles from our inventory, could force us to incur increased costs and could expose us to litigation and adverse publicity related to the sale of recalled vehicles, which could have a material adverse effect on our business, sales and results of operations.

The impairment of our goodwill, our indefinite-lived intangibles and our other long-lived assets has had, and could in the future have, a material adverse effect on our results of operations.

We assess goodwill and other indefinite-lived intangibles for impairment on an annual basis, or more frequently when events or circumstances indicate that an impairment may have occurred. We assess the carrying value of our long-lived assets when events or circumstances indicate that an impairment may have occurred. Historically, we have recorded non-cash franchise impairment charges as a result of our annual review.

Based on the organization and management of our business, we determined that each of our regions represents a reporting unit for the purpose of assessing goodwill for impairment. In evaluating goodwill, we compare the carrying value of our long-lived assets to their respective fair values. To determine the fair value of our reporting units, we use a combination of the discounted cash flow and market approaches. In addition, we evaluate the carrying value of our indefinite-lived, intangible franchise rights at a dealership level using a discounted cash flow based approach. Both these analyses are based upon a series of assumptions. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operation — Critical Accounting Policies and Accounting Estimates — Goodwill” and “Intangible Franchise Rights” in our periodic reports incorporated by referenced in this offering memorandum for additional information regarding the assumptions that underlie our analyses.

Performance issues at individual dealerships, as well as broader economic and retail automotive industry trends can result in changes to the assumptions in our fair value estimates. In addition, until the full effect of our business practices, scale leverage and other cost savings initiatives can be realized, the carrying value of goodwill and other intangibles associated with an acquisition is generally more sensitive to impairment in the years immediately following the acquisition. For example, we expect the decline in the Brazilian economy and retail auto industry since our acquisition of the Brazil dealerships in February 2013 will adversely impact the results of the impairment tests we will perform in the fourth quarter of 2015. As of September 30, 2015, the total carrying value of indefinite-lived, intangible franchise rights and goodwill relative to the Brazil reporting unit was $25.1 million and $61.9 million, respectively. If, as a result of our fourth quarter impairment analysis, we determine that there have been material changes to the assumptions underlying the amount of goodwill and intangible assets associated with our Brazilian dealerships or any of our other dealerships, then we would have to write-down the value of those assets, which could result in a material non-cash impairment charge.

We are required to evaluate the carrying value of our long-lived assets at the lowest level of identifiable cash flows. To test the carrying value of assets to be sold, we generally use independent, third-party appraisals or pending transactions as an estimate of fair value. In the event of an adverse change in the real estate market, the resulting decline in our estimated fair value could result in a material non-cash impairment charge to the associated long-lived assets.

Changes in interest rates could adversely impact our results of operations.

Borrowings under our credit facilities and various other notes payable bear interest based on a floating rate. Therefore, our interest expense would increase with any rise in interest rates. We have entered into derivative transactions to convert a portion of our variable-rate debt to fixed rates to partially mitigate this risk. A rise in interest rates may also have the effect of depressing demand in the interest rate sensitive aspects of our business, particularly new and used vehicle sales, because many of our customers finance their vehicle purchases. As a result, a rise in interest rates may have the effect of simultaneously increasing our costs and reducing our revenues. In addition, we receive credit assistance from certain automobile manufacturers, which is reflected as a reduction in cost of sales on our statements of operations. Please see “Quantitative and Qualitative Disclosures about Market Risk” in our periodic reports incorporated by referenced in this offering memorandum for a discussion regarding our interest rate sensitivity.

Natural disasters and adverse weather events can disrupt our business.

Our dealerships are concentrated in states and regions in the U.S., U.K. and Brazil in which actual or threatened natural disasters and severe weather events (such as hurricanes, earthquakes and hail storms) have in the past, and may in the future, disrupt our dealership operations. A disruption in our operations may adversely impact our business, results of operations, financial condition and cash flows. In addition to business interruption, the automotive retailing business is subject to substantial risk of property loss due to the significant concentration of property at dealership locations. Although we have, subject to certain limitations and exclusions, substantial insurance, including business interruption insurance, we may be exposed to uninsured or underinsured losses that could have a material adverse effect on our business, results of operations and financial condition.

Our insurance does not fully cover all of our operational risks, and changes in the cost of insurance or the availability of insurance could materially increase our insurance costs or result in a decrease in our insurance coverage.

The operation of automobile dealerships is subject to compliance with a wide range of laws and regulations and is subject to a broad variety of risks. While we have insurance on our real property, comprehensive coverage for our vehicle inventory, general liability insurance, workers’ compensation insurance, employee dishonesty coverage, employment practices liability insurance, pollution coverage and errors and omissions insurance in connection with vehicle sales and financing activities, we are self-insured for a portion of our potential liabilities. We purchase insurance policies for worker’s compensation, liability, auto physical damage, property, pollution, employee medical benefits and other risks consisting of large deductibles and/or self-insured retentions.

In certain instances, our insurance may not fully cover an insured loss depending on the magnitude and nature of the claim. Additionally, changes in the cost of insurance or the availability of insurance in the future could substantially increase our costs to maintain our current level of coverage or could cause us to reduce our insurance coverage and increase the portion of our risks that we self-insure.

Our indebtedness and the associated covenants could materially adversely affect our ability to obtain additional financing, including for acquisitions and capital expenditures, limit our flexibility to manage our business, prevent us from fulfilling our financial obligations and restrict our use of capital.

Our indebtedness could impact us, in the following ways:

•	our ability to obtain additional financing for acquisitions, capital expenditures, working capital or general corporate purposes may be impaired in the future;

•	a portion of our current cash flow from operations must be dedicated to the payment of principal on our indebtedness, thereby reducing the funds available to us for our operations and other corporate purposes;

•	some of our borrowings are and will continue to be at variable rates of interest, which exposes us to the risk of increasing interest rates; and

•	we may be more leveraged than some of our competitors, which may place us at a relative competitive disadvantage and make us more vulnerable to changing market conditions and regulations.

Our debt instruments contain numerous covenants that limit our discretion with respect to business matters, including mergers or acquisitions, paying dividends, repurchasing our common stock, international investments, incurring additional debt or disposing of assets. A breach of any of these covenants could result in a default under the applicable agreement or indenture. In addition, a default under one agreement or indenture could result in a default and acceleration of our repayment obligations under the other agreements or indentures under the cross default provisions in those agreements or indentures. If a default or cross default were to occur, we may be required to renegotiate the terms of our indebtedness, which would likely be on less favorable terms than our current terms and cause us to incur additional fees to process. Alternatively, we may not be able to pay our debts or borrow sufficient funds to refinance them. As a result of this risk, we could be forced to take actions that we otherwise would not take, or not take actions that we otherwise might take, in order to comply with the covenants in these agreements and indentures.

We are subject to risks associated with our non-U.S. operations that could have a material adverse effect on our business, results of operations and financial condition.

Over the past several years, we have significantly increased our operations outside the U.S. Expanding our operations in the U.K. and Brazil are important elements of our growth strategy. Operations outside of the U.S. are subject to various risks which may not be present or as significant for operations within U.S. markets, and our exposure to these risks increases as we expand. Government actions, both in terms of policy-setting as well as actions directly affecting our operations, and economic uncertainty in some geographic regions in which we operate, such as emerging markets, could result in the disruption of markets and negatively affect our results of operations and cash flows in those areas.

Risks inherent in our international operations include, but are not limited to:

•	exposure to local economic conditions;

•	wage inflation in emerging markets;

•	social plans that prohibit or increase the cost of certain restructuring actions;

•	increases in working capital requirements related to long supply chains or regional terms of business;

•	currency exchange controls;

•	exposure to currency and exchange rate fluctuations;

•	variations in protection of legal rights;

•	import or export licensing requirements;

•	the difficulty of enforcing agreements and collecting receivables through certain foreign legal systems;

•	restrictions on transfer or repatriation of funds and trade protection matters, including antidumping duties, tariffs, embargoes and other laws and regulations creating tax inefficiencies and prohibitions or restrictions on acquisitions or joint ventures;

•	increased risk of corruption;

•	changes in laws and regulations, including the laws and policies of the U.S. affecting trade and foreign investment;

•	more expansive legal rights of foreign labor unions;

•	the potential for nationalization of enterprises;

•	exposure to local public health concerns and the resultant impact on economic and political conditions;

•	transparency issues in general and, more specifically, the U.S. Foreign Corrupt Practices Act of 1974, as amended (the “FCPA”), the U.K. Bribery Act, and other anti-corruption compliance laws and issues;

•	unsettled social and political conditions, in general, and possible terrorist attacks, drug cartel related violence or acts of war, civil unrest, expansion of hostilities and other political risks; and

•	lack of franchise protection, which creates greater competition.

The likelihood of these occurrences and their potential effect on us vary from country to country and are unpredictable. These and other factors may have a material adverse effect on our international operations and, therefore, on our business, results of operations and financial condition, which may become more pronounced as we expand our international presence.

Our Consolidated Financial Statements reflect that our results of operations and financial position are reported in local currency and are converted into U.S. dollars at the applicable currency rate. Fluctuations in such currency rates may have a material effect on our results of operations or financial position as reported in U.S. dollars. See “Quantitative and Qualitative Disclosures About Market Risk — Foreign Currency Exchange Rates” in our periodic reports incorporated by reference in this offering memorandum for additional information on foreign currency exchange rate sensitivity.

We may be exposed to liabilities under the FCPA and similar anti-corruption laws, and any determination that we violated such laws could have a material adverse effect on our business.

We are subject to the FCPA and similar anti-bribery and anti-corruption laws that generally prohibit companies and their personnel and intermediaries from offering, authorizing, or making improper payments to government officials for the purpose of obtaining or retaining business, or securing some improper advantage in business or engaging in conduct involving money-laundering. We do business and may do additional business in the future in countries and regions where strict compliance with anti-bribery laws may not be customary. Our personnel and intermediaries may face, directly or indirectly, corrupt demands by government officials, political parties and officials, tribal or insurgent organizations, or private entities in the countries in which we operate or may operate in the future. As a result, we face the risk that an unauthorized payment or offer of payment could be made by one of our employees or intermediaries, even if such parties are not always subject to our control or are not themselves subject to the FCPA or other anti-bribery laws to which we may be subject. Existing compliance safeguards and any future improvements may not prevent all such conduct, and it is possible that our employees and intermediaries may engage in conduct for which we might be investigated by U.S. and other authorities, and held responsible. Violations of the FCPA and other anti-bribery and other anticorruption laws (either due to our acts or our inadvertence) may result in criminal and civil sanctions and could subject us to other liabilities in the U.S. and elsewhere. Even allegations of such violations could disrupt our business and result in a material adverse effect on our business and operations.

Our growth in emerging markets, such as Brazil, is subject to special risks that could have a material adverse effect on our operations.

In February 2013, we acquired UAB Motors Participações S.A. (“UAB Motors”) which allowed us to enter the Brazilian market. At the time we entered the Brazilian market, it was an emerging growth market. Since then, Brazil has experienced a significant economic downturn and is in the midst of a recession. Currently, Brazil is experiencing financial instability with significant currency fluctuations. There is no assurance that our future growth strategies in Brazil will be successful or that Brazil will return to a growth market in the immediate foreseeable future. If the Brazil financial recovery is longer than expected, it could have a material adverse effect on our business, results of operations and financial condition. See “We are subject to risks associated with our non-U.S. operations that could have a material adverse effect on our business, results of operations and financial condition.” Further, our growth in emerging markets by acquisition of existing dealerships, such as our acquisition of UAB Motors, is subject to additional risk as discussed under “— Our ability to acquire new dealerships and successfully integrate those dealerships into our business could adversely affect the growth of our revenues and earnings” above.

Certain restrictions relating to our management and ownership of our common stock could deter prospective acquirers from acquiring control of us and adversely affect our ability to engage in equity offerings.

As a condition to granting their consent to our previous acquisitions and our initial public offering, some of our manufacturers have imposed other restrictions on us. These restrictions prohibit, among other things:

•	permitting the removal of a non-employee director from office only for cause;

•	any one person, who in the opinion of the manufacturer is unqualified to own its franchised dealership or has interests incompatible with the manufacturer, from acquiring more than a specified percentage of our common stock (ranging from 20% to 50% depending on the particular manufacturer’s restrictions) and this trigger level can fall to as low as 5% if another vehicle manufacturer is the entity acquiring the ownership interest or voting rights;

•	certain material changes in our business or extraordinary corporate transactions such as a merger or sale of a material amount of our assets;

•	the removal of a dealership general manager without the consent of the manufacturer; and

•	a change in control of our Board of Directors or a change in management.

Our manufacturers may also impose additional similar restrictions on us in the future. Actions by our stockholders or prospective stockholders, which would violate any of the above restrictions, are generally outside our control. If we are unable to comply with or renegotiate these restrictions, we may be forced to terminate or sell one or more franchises, which could have a material adverse effect on our business.

These restrictions may prevent or deter prospective acquirers from acquiring control of us and, therefore, may adversely impact the value of our common stock. These restrictions also may impede our ability to acquire dealership groups, to raise required capital or to issue our stock as consideration for future acquisitions.

Our certificate of incorporation, bylaws and franchise agreements contain provisions that make a takeover of us difficult.

Our certificate of incorporation and bylaws could make it more difficult for a third party to acquire control of us, even if such change of control would be beneficial to our stockholders. These include provisions:

•	allowing only the Board of Directors to set the number of non-employee directors;

•	requiring super-majority or class voting to affect certain amendments to our certificate of incorporation and bylaws;

•	limiting the persons who may call special stockholders’ meetings;

•	limiting stockholder action by written consent; and

•	establishing advance notice requirements for nominations for election to the Board of Directors or for proposing matters that can be acted upon at stockholders’ meetings.

In addition, our certificate of incorporation authorizes us to issue “blank check” preferred stock, the designation, number, voting powers, preferences, and rights of which may be fixed or altered from time to time by our Board of Directors. Accordingly, the Board of Directors has the authority, without stockholder approval, to issue preferred stock with rights that could materially adversely affect the voting power or other rights of the common stockholders or the market value of the common stock and prevent a change of our control.

Finally, certain of our franchise agreements prohibit the acquisition of more than a specified percentage of our common stock without the consent of the relevant manufacturer. These terms of our franchise agreements could also make it more difficult for a third party to acquire control of us.